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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-50808) of TECO Capital Trust I of our report dated March 28, 2001 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 12, 2001, except for the information in Note P as to which the dates are March 12, 2001 and March 15, 2001, relating to the financial statements and financial statement schedule of TECO Energy, Inc., which appears in the TECO Energy, Inc. Form 10-K dated March 28, 2001.



/s/ PricewaterhouseCoopers LLP



Tampa, Florida
March 29, 2001


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